AGREEMENT

This Agreement (the "Agreement"), dated as of this 20th day of December, 2007 (the "Effective Date"), is by and among Belmont Partners, LLC, a Virginia limited liability company, its heirs and assigns (collectively "Belmont"), All-State Properties L.P., a Delaware limited partnership ("ASP") and Stanley R. Rosenthal, an individual resident of the State of Florida ("Rosenthal", and together with Belmont and ASP, the "Parties," and each a "Party").

BACKGROUND

Belmont is a national consulting firm and leader in reverse mergers, specializing in taking private businesses and transforming them into public enterprises. ASP is a limited partnership, and Rosenthal is the general partner of ASP.

WHEREAS: Belmont has agreed to pay to ASP, the sum of Twenty Two Thousand Dollars ($22,000.00) (such payment, the "ASP Payment"). In consideration for such ASP Payment, (a) ASP has agreed to (i) issue to Belmont a promissory note substantially in the form attached hereto as Exhibit A (the "Note."), and, (ii) cause Rosenthal to appoint Joseph Meuse as general partner of ASP, and cause Rosenthal to resign as general partner of ASP.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agrees as follows:

1.1 **ASP Payment.** On or about December 20, 2007 (the "Closing") Belmont shall pay, by wire transfer of immediately available funds, to ASP, the amount of the ASP Payment plus any amount due Rosenthal pursuant to Section 1.4 (a) herein.

1.2 **Issuance of Note.** At the Closing, ASP shall issue and deliver to Belmont the Note in the principal amount of Twenty Two Thousand Dollars ($22,000.00) in consideration for the satisfaction and payment in full of the ASP Payment by Belmont on behalf of ASP.

1.3 **General Partner of ASP.** Upon Closing Rosenthal shall appoint Joseph Meuse as General Partner of ASP, and Rosenthal shall resign as General Partner of ASP. As soon as practicable on or after the Closing Rosenthal and ASP, to the extent applicable, shall take all actions necessary to deliver the writing pursuant to Section 1.6 herein. Upon Rosenthal's resignation the Company shall owe no debt to Rosenthal.

1.4 **Costs and Expenses.**

(a) Belmont shall pay for the reasonable legal costs and expenses ("Legal Expenses") incurred by each of ASP and Rosenthal in connection with this Agreement and the Related Agreements and the Transactions contemplated hereby and thereby up to an amount not to exceed Ten Thousand Dollars ($10,000) in the aggregate. To the extent Belmont pays any Legal Expenses in accordance with this Section 1.4, ASP agrees that any such amount shall be added to the Note as additional principal thereunder. Immediately upon execution of this Agreement, Belmont shall transfer to ASP, or such third party as designated by ASP, a deposit of four thousand dollars ($4,000.00) to be applied against the Legal Expenses.

Rosenthal ________ ASP ________ Belmont ________

(b) Belmont shall pay all of its own costs and expenses incurred by Belmont in connection with this Agreement and the Related Agreements and the Transactions contemplated hereby and thereby.

(c) Rosenthal shall not be responsible for any fees, costs, debts or any other obligations of ASP, Belmont or any other parties incurred in the execution of this Agreement or the transactions contemplated hereby, or incurred in any manner and for any reason whatsoever by Belmont, ASP or any other parties, from the Effective Date hereof forward.

1.5 **Future Actions**. Belmont shall call any partnership meeting necessary to effectuate this Agreement as well as any related agreements or transactions. As the outgoing General Partner of ASP, Rosenthal shall cause to be delivered to the partners, a writing, subject to the approval of Belmont, and which approval shall not be unreasonably withheld, endorsing the new General Partner and the transactions contemplated by this agreement, and apprising the partners of their rights to approve or disapprove of the new General Partner in a partnership meeting pursuant to the partnership agreement. Belmont shall cause to be timely filed any and all required official documents with the Securities Exchange Commission (SEC), and any other regulatory bodies, including, but not limited to SEC Form 8K.

1.6 **Assignment**. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the Parties hereto and their respective permitted heirs, successors and assigns. Belmont may assign, in whole or in part, its rights and obligations pursuant to this Agreement. Notwithstanding the foregoing, Belmont may not assign its obligations to indemnify any party under Section 1.9 herein.

1.7 **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of law doctrines.

1.9 **Indemnification**. Belmont shall indemnify and hold harmless Rosenthal from and against and all losses, damages, expenses and liabilities or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof arising out of this Agreement, the transactions contemplated hereby, and any and all of Belmont's actions hereunder or otherwise. ASP shall indemnify and hold harmless Rosenthal from and against and all losses, damages, expenses and liabilities or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof arising out of any and all actions and inactions of ASP from the Effective Date forward.

1.8 **Entire Agreement**. This Agreement represents the entire understanding of the Parties pertaining to the subject matter herein.

1.10 **Severability**. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

1.9 **Counterparts**. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles and e-mail signatures shall have the same force and effect as originals.

Rosenthal ________ ASP ________ Belmont ________

1.10 **Exculpation.** The General Partner shall not be liable to a Limited Partner or the Partnership for any mistakes of judgment, or for any action or inaction, taken hereunder, of for any other action taken reasonably and in good faith for a purpose that was reasonably believed to be in the best interests of the Partnership, or for losses due to such mistakes, action, or inaction, or to the negligence or dishonesty of the Holder, or any employee, broker, or other agent of the Holder, the Partnership or the General Partner. Notwithstanding any of the foregoing to the contrary, the provisions of this Paragraph 6(e) shall not be construed so as to relieve (or attempt to relieve) any person of any liability by reason of recklessness or intentional wrongdoing or to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Paragraph 6(e) to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Parties hereto have executed, or have caused this Agreement to be executed by their duly authorized officers, as of the date first written above.

ALL-STATE PROPERTIES L.P.

By: ______________________

Name: Stanley R. Rosenthal
Title: General Partner

BELMONT PARTNERS, LLC

By: ______________________

Name: Joseph Meuse
Title: Managing Member

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STANLEY R. ROSENTHAL, Individually